Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q3 2024 Results Conference Call November 21, 2023 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Adam Thalhimer, Analyst, Thompson, Davis & Company, Inc.
Brent Thielman, Analyst, D.A. Davidson & Co.
Frank Louthan, Analyst, Raymond James & Associates, Inc.
Alexander Waters, Analyst, BofA Securities, Inc.
Alex Rygiel, Analyst, B Riley Securities, Inc.
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

MANAGEMENT DISCUSSION SECTION

Operator

Good day and thank you for standing by. Welcome to the Dycom Industries, Inc. Third Quarter Fiscal 2024 Results Conference Call. At this time, all participants are in a listen-only mode. After the speaker presentation, there will be a question-and-answer session. [Operator Instructions] Please be advised that today's conference is being recorded. I would now like to hand the conference over to your speaker, Mr. Steven Nielsen, President and Chief Executive Officer. Please go ahead, sir.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you, Operator. Good morning, everyone. Thank you for attending this conference call to review our third quarter fiscal 2024 results. Going to slide 2. During this call we will be referring to a slide presentation which can be found on our website’s investor center main page. Relevant slides will be identified by number throughout our presentation. Today we have on the call Drew DeFerrari, our Chief Financial Officer, and Ryan Urness, our General Counsel. Now I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. All forward-looking statements made during this conference call are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from current projections, including those risks discussed in the Company’s filings with the US Securities and Exchange Commission. Forward-looking statements are made solely as of the original broadcast date of this conference call and we assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Ryan. Now, moving to slide 4 and a review of our third quarter results. As we review our results, please note that in our comments today, and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to the Quarterly Reports section of our website for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

In addition, the impacts of a change order and the closeout of several projects increased contract revenues by $26.5 million during this quarter. After the impacts of certain other costs, all of these items contributed $23.6 million to both gross margin and Adjusted EBITDA. As a result, reported gross margin was increased by 1.6% and reported Adjusted EBITDA was increased by 1.8%, both as a percentage of contract revenues. On an after-tax basis, these items contributed approximately $17.5 million to reported net income, or $0.59 per common share diluted.

Now for the quarter. Revenue increased year over year to $1.136 billion, an increase of 9.0%, Organic revenue grew 4.6%. As we deployed gigabit wireline networks, wireless/wireline converged networks and wireless networks, this quarter reflected an increase in demand from four of our top five customers. Gross margin was 22.0% of revenue and increased 358 bps compared to the third quarter of fiscal 2023. General and administrative expenses were 7.7% of revenue. And all of these factors produced Adjusted EBITDA of $166.8 million or 14.7% of revenue, and earnings per share of $2.82, compared to $1.80 in the year-ago quarter.

Liquidity was ample at $464.1 million. And finally, during the quarter we completed the acquisition of Bigham Cable Construction.

Now, going to slide 5. Today major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies.

Industry participants have stated their belief that a single high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment. This view is increasing the appetite for fiber deployments, and we believe that the industry’s effort to deploy high-capacity fiber networks continues to meaningfully broaden the set of opportunities for our industry.

Increasing access to high-capacity telecommunications continues to be crucial to society, especially for rural America. The Infrastructure Investment and Jobs Act includes over $40 billion for the construction of rural communications networks in unserved and underserved areas across the country under the BEAD program. This represents an unprecedented level of support and meaningfully increases the rural market that we expect will ultimately be addressed. States are progressing through the requirements to submit their BEAD Initial Proposals by the December 27th deadline. As of last week, 55 of 56 states and territories have commenced the planning process with two having completed seven of eight steps required before commencing spending and 19 completing five of eight. Once all eight steps are completed, a state can request 20% or more of its allocated funding. In addition, substantially all states have commenced programs that will provide funding for telecommunications networks even prior to the initiation of funding under the Infrastructure Act.

We are providing program management, planning, engineering and design, aerial, underground, and wireless construction, and fulfillment services for gigabit deployments. These services are being provided across the country in numerous geographic areas to multiple customers.

These deployments include networks consisting entirely of wired network elements and converged wireless/wireline multi-use networks. Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal initiatives.

We continue to provide integrated planning, engineering and design, procurement and construction and maintenance services to several industry participants.

Macro-economic conditions, including those impacting the cost of capital may influence the execution of some industry plans. In addition, the market for labor remains tight in many regions around the country. Automotive and equipment supply chains remain challenged, particularly for the large truck chassis required for specialty equipment. Prices for capital equipment continue to increase. It remains to be seen how long these conditions may persist.

We expect demand may fluctuate less amongst customers as increases in the cost of capital slow. For several customers, the pace of deployments is increasing into next year, including for those customers whose capital expenditures were more heavily weighted towards the first half of calendar year 2023. For these customers, we are pleased that some activity may already be increasing.

We are encouraged by recent longer-term industry financings. These financings have expanded the pool of capital available to fund future industry growth. Within this context, we remain confident that our scale and financial strength position us well to deliver valuable service to our customers.

Moving to slide 6. During the quarter revenue increased 9.0%. Our top five customers combined produced 54.4% of revenue, decreasing 8.8% organically. Demand increased from four of our top five customers. All other customers increased 29.8% organically.

Lumen was our largest customer at 16.5% of revenue or $187.6 million. Lumen, grew organically 47.1%, excluding operations sold to Brightspeed from the year ago period. This was our seventh consecutive quarter of organic growth with Lumen. AT&T was our second largest customer at 12.8% of total revenue or $145.1 million. Revenue from Comcast was $111.2 million or 9.8% of revenue. Comcast was Dycom’s third largest customer and grew organically 2.2%. Verizon was our fourth largest customer at $104.8 million or 9.2% of revenue. Verizon grew 10.3% organically. And finally, a customer, who has requested their name not be disclosed, was our fifth largest customer at $69.8 million or 6.1% of revenue. This customer grew 94.9% organically.

This is the nineteenth consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. It is the first quarter in 20 years where our top five customers have represented less than 55% of total revenue, an encouraging sign of increasing customer breadth and opportunity. Of note, fiber construction revenue from electric utilities was $98.9 million in the quarter.

We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years we believe we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now, going to slide 7. Backlog at the end of the 3rd quarter was $6.613 billion vs. $6.207 billion at the end of the July 2023 quarter, an increase of $406 million. Of this backlog, approximately $3.831 billion is expected to be completed in the next 12 months. Backlog activity during the third quarter reflects solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

During the quarter we received from AT&T construction and maintenance agreements in Wisconsin, Kentucky, Tennessee, Alabama, North Carolina, South Carolina, and Georgia. From Frontier a fiber construction agreement for Ohio. For Charter construction agreements in California, Ohio, and New York. Various rural fiber construction agreements in Arizona, Illinois, Kansas, Arkansas, Tennessee, South Carolina, and Georgia. And various utility line locating agreements in Tennessee, South Carolina, and Georgia. Headcount was 15,401

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks Steve and good morning, everyone.

Going to slide 8. Contract revenues were $1.136 billion and organic revenue increased 4.6%. Revenue from our recently acquired business was $45.2 million in the current period. Adjusted EBITDA was $166.8 million, or 14.7% of contract revenues, compared to $114.6 million, or 11.0% of contract revenues, in Q3 2023. The impacts of a change order and the closeout of several projects increased contract revenues by $26.5 million in Q3 2024. After the impacts of certain other costs, these items contributed $23.6 million to both gross margin and Adjusted EBITDA.
As a result, reported gross margin was increased by 1.6% and reported Adjusted EBITDA was increased by 1.8%, both as a percentage of contract revenues. On an after-tax basis, these items contributed approximately $17.5 million to reported net income, or $0.59 per share. Compared to Q3 2023, gross margins increased 358 bps resulting from the 160 bps impact of the change order and the closeout of several projects, and from improved operating performance. G&A expense was 7.7% of revenue compared to 7.6% in Q3 2023.

Net income was $2.82 per share compared to $1.80 per share in Q3 last year. The increase in earnings reflects higher Adjusted EBITDA and higher gains on asset sales, partially offset by higher depreciation and amortization, stock-based compensation, interest expense, and taxes.

Going to slide 9. Our financial position and balance sheet remains strong. We ended Q3 with $500.0 million of Senior Notes, $319.4 million of Term Loan, and $154.0 million of revolver borrowings. Cash and equivalents were $15.7 million and liquidity was ample at $464.1 million. Our capital allocation prioritizes organic growth, followed by M&A and opportunistic share repurchases, within the context of our historical range of net leverage.

Going to slide 10. Cash flows used in operating activities were $37.3 million in Q3 to support organic growth. The combined DSOs of accounts receivable and net contract assets were 121 days, an increase of 10 days sequentially. Capital expenditures were $57.0 million, net of disposal proceeds, and gross CapEx was $67.2 million. During Q3 we acquired Bigham Cable Construction for $122.9 million, net of cash and debt amounts.

Going to slide 11. Each year, our January quarterly results are impacted by seasonality including inclement weather, fewer available workdays due to the holidays, reduced daylight work hours, as well as the restart of calendar payroll taxes. These and other factors may have a pronounced impact on our actual results for the January quarter.

As we look ahead to the fourth quarter ending January 27, 2024, we expect organic revenues to be in-line with Q4 of last year. In addition, we expect approximately $50 million of contract revenues from our recently acquired business. We also expect Non-GAAP Adjusted EBITDA percentage of contract revenues to increase 75 to 125 bps as compared to Q4 2023. Additionally, we expect $6.8 million of total amortization expense, $15.1 million of net interest expense, a 26.0% effective income tax rate, and 29.7 million diluted shares.

Now, I will turn the call back to Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks Drew, moving to slide 12. This quarter we experienced solid activity and capitalized on our significant strengths. First and foremost, we maintained significant customer presence throughout our markets. We are encouraged by the breadth in our business. Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities.

Telephone companies are deploying fiber-to-the-home to enable gigabit high speed connections. Rural electric utilities are doing the same. Dramatically increased speeds for consumers are being provisioned and consumer data usage is growing, particularly upstream.

Wireless construction activity in support of newly available spectrum bands continues this year.

Federal and state support for rural deployments of communications networks is dramatically increasing in scale and duration.

Cable operators are increasing fiber deployments in rural America. Capacity expansion projects are underway.

Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

As our nation and industry navigate economic uncertainty, we remain encouraged that a substantial number of our customers are committed to multi-year capital spending initiatives. We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team.

Now, Operator, we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

Thank you. [Operator Instructions] And our first question will come from Adam Thalhimer from Thompson Davis. Your line is open.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Hey, good morning, Steve and Drew. Great quarter.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Adam. Good morning.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Steve, did I hear you say at a high level it feels like concerns around cost of capital are easing?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, I think what I would say, Adam, is if we roll it back a year ago, I don't think people anticipated as significant an increase in interest rates. I think that's basically baked into people's outlooks today. And because they have a clearer view and less uncertainty about where that is, and perhaps where it may be in the future, hopefully lower, that things just feel better.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. And then, is Bigham Cable performing better than expectations? $50 million of revenue in a winter quarter seems significant. I wonder if you acquired that while they also had a program ramping up?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, look, we were pleased with their performance in the October quarter. They came in a little bit better than what we expected when we talked in August. The momentum in the business continues. I think the one thing to keep in mind is their service territory is primarily Southeast, so somewhat less seasonal, not totally immune to seasonal effects, but certainly probably a little bit less than if they were in Minnesota.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. And you're probably going to punt on this, but for modeling purposes, I'm curious where the change order, closeout revenue had an impact by customer?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Good prediction, Adam. We're not going to break it down by customer, but I think what we would say is that we've been working through closing out a large customer program that's been a challenge and that as we close it out, we think we're going to, hopefully we're going to perform better and hopefully we're going to see less volatility.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Great. Congrats again.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you.

Operator

Thank you. And our next question will come from Brent Thielman from D.A. Davidson. Your line is open.

Brent Thielman
Analyst, D.A. Davidson & Co.

Hey, thanks. Good morning. Great quarter as well. I think the gross margin is still up 200 basis points without the call-out change order and closeouts this quarter on relatively modestly…

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Brent, we're having a little difficulty hearing you. If you could speak up a little bit.

Brent Thielman
Analyst, D.A. Davidson & Co.

How is that?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Much better. Yes, Brent go ahead.

Operator

Thank you. And it looks like Brent is actually disconnected, so we will move on to our next question. One moment, please. And our next question will come from Frank Louthan from Raymond James. Your line is open.

Frank Louthan
Analyst, Raymond James

Great. Thank you. A couple of quick questions. What are you seeing from preorders and so forth from the BEAD program? Any color there, anyone feeling confident about that?

And then, I'm not sure if you'll go into this detail, but Lumen had said they intend to sort of flatline their fiber overbuild at the current rate. That's obviously ramped as the year's gone on. What would you consider to be sort of a normalized level of business for them if they were keeping it relatively flat with this year? Would this past quarter be a good baseline for that?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, Frank, with respect to BEAD, we're having lots of conversations with customers about the demand for resources that BEAD will create. I think it's a little premature to get into details. Only a couple of states have kind of navigated their way all the way through the initial process, but it's certainly a topic for conversation.

I think the other thing that I would add more broadly about government funding, is we continue to see more federal and state dollars committed to the space. I'm sure you're following this Enhanced-ACAM program where it looks like the FCC is going to feed a fairly substantial amount of capital, something like $17 billion, $18 billion into at least what we've seen is something like 600,000 or 700,0001 additional homes. So I think there's lots of opportunity on the federal and state side, not only with BEAD, but more broadly.

And then I guess what I would say with Lumen, and we're not going to go into detail on any particular customer, but based on what they've said publicly and our activity levels, we feel good about next year. There'll be plenty to keep us busy on current plan.

Frank Louthan
Analyst, Raymond James

Fair enough. All right. Thanks, Steve.

Operator

Thank you. And our next question will come from Alex Waters from Bank of America. Your line is open.

Alexander Waters
Analyst, Bank of America

Hey, good morning, Steve and Drew. Thank you guys for taking the questions. Maybe just the first one. With the $26.5 million of the kind of one-time revenue bump, any puts and takes that you can provide? And was it a specific customer? Could you give us a little bit more color there? And then maybe just looking into 2024, I think Frontier noted CapEx spend kind of one-half weighted. Should we expect that as well from some of the other customer conversations you've been having?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, Alex, with respect to the change order, we're not going to provide any detail by customer other than we're pleased that we're working through closing out projects on a large program. And I guess what I would focus on is if you exclude the effect of that activity, we're still at call it 12.9% EBITDA margins, a place where we haven't been in a long time. And we feel good about that trend continuing as we close that program out. And as I said earlier, hope the results get better and less volatile.
I think when we get into timing of CapEx by quarter or by year, I think every customer is a little bit different. They have different seasonality in their business. Where we work for them seasonally can be a little bit different, and I'm not sure I would extend one customer's comments to more broadly for the entire industry. We see plenty of things to do next year, all year.

Alexander Waters
Analyst, Bank of America

Great, thanks.

Operator

Thank you. And our next question will come from Alex Rygiel from B. Riley Securities. Your line is open.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Thanks. Very nice quarter, Steve. A couple of quick questions.

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1 This transcript updates a statement made during this conference call that inadvertently referenced 6,000-7,000 additional homes.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Alex.

Alex Rygiel
Analyst, B Riley Securities, Inc.

You know, a lot of equipment vendors have seen – anticipate a notable decline in demand for fiber and conduit products. You know, some of it's obviously likely due to channel inventory corrections. Are you seeing any kind of softness out there that kind of reconciles with what the equipment vendors are saying? If not, sort of what's your take on that?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

You know, Alex, it's a hard one. We certainly pay attention to what goes on in that space. I think your suspicion that it's largely channel-related makes sense. I mean, one of the interesting and notable numbers for this quarter is if you exclude a couple of customers who were more front-half loaded this year and you pull them out of this quarter and the year ago quarter, everybody else was up 30% organically. That everybody else is $900 million, $950 million of revenue. So, I think we're seeing a pretty broad level of activity. Clearly, the pandemic changed order patterns for equipment. And I guess the good news for us is we don't import labor, so we don't have to figure out what's stuck in the logistics supply chain like they do.

Alex Rygiel
Analyst, B Riley Securities, Inc.

And then on a kind of apples-to-apples basis or comparable basis sort of excluding maybe a large program that may have been completed now, how do you think about profit margins today? Obviously, your guidance is very strong in the upcoming quarter as it relates to profit margins year over year. Is that sustainable and can we grow from that level?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I think, Alex, another interesting number is if you look at our trailing four quarters EBITDA, it's at 11.9%. We have talked for a number of years about getting back to what we had said is a long-term average. We're through it and I think as we've said before, we're not aspiring to be average. So, we're going to keep working on improving margins. There's always things that we can do better. There's always new opportunities.

And I think that, again, if you look at the demand backdrop and maybe take a longer view, it's interesting that as a public company sometimes we get lots of -- and we ourselves think about the business a little bit short term. But if you take a longer view and go back 10 years ago to the four quarters ended October of 2013, the company had less than $1.8 billion of revenue and right at $200 million of EBITDA and for this most recent four quarters, it's over $4.1 billion of revenue and almost $500 million of EBITDA. And the EBITDA grew faster than the revenue, which would tell you that margins can grow over time when we take a longer view.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Thank you very much.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you.

Operator

Thank you. And our next question will come from Eric Luebchow from Wells Fargo. Your line is open.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Thanks. Good morning, everyone. Steve, you touched a little bit on this in the transcript, and you talked about this. You had two of your large telco customers that had pulled forward CapEx in early calendar 2023, and you mentioned you saw some telcos that were starting to see some signs of them ramping. Maybe you could talk about the timing of that. You kind of see the Q3 numbers is effectively the bottom, and you see activity levels picking up into next year, or is it still a little bit tough to predict with those two customers that we've talked about the last couple of quarters?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, I won't speak specifically to those two customers, but I would tell you that we see indicators of growth into next year already in the business. Now we're only halfway through the quarter, but we're seeing projects that are getting released that have in-service dates next year. So, I think we feel good about that.

And again, I think in an environment where people may not like exactly the absolute level of where cost of capital is, but they have a pretty good idea what it is and what it’s going to be, and some hope that it may decline over the next 12 months. I think they’re feeling good about plans for next year.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Okay, appreciate that. And also wanted to touch on, I know you don’t typically speak about specific customers, but you had a big increase in revenue from Charter, I assume the majority of that was from the Bigham Cable acquisition, but maybe you could talk about opportunities for that customer above and beyond acquired revenues in terms of they have a large RDOF program that they’re building out in rural America over the next couple of years, and they seem to be ramping up CapEx. Is that a customer that we think you have future growth opportunity with above and beyond the Bigham transaction? Thanks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. On an adjusted basis, Eric, so excluding the acquired revenues, the growth with Charter was just over 97%. So we're certainly executing well in both the legacy business and the acquired business. We're working hard to meet their expectations and they have some big plans.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Okay. Great to hear. Thanks, Steve.

Operator

Thank you. [Operator Instructions] And our next question will come from Avi Jaroslawicz from UBS. Your line is open.

Avi Jaroslawicz
Analyst, UBS

Thank you. Good morning, guys. I'm on for Steve Fisher. So you said that as the cost of capital stops increasing so much that you're expecting that the CapEx plans are going to fluctuate less. Can you remind us if that's something that you're hearing from customers themselves or just based on your experience?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I think it's primarily based on our experience, but I think when people set budgets like they did last year and then for whatever reason, rates increased more than maybe some expected or certainly was at the higher range of expectations, then that makes a tougher year. I think in that climate, Avi, if you have better weather and you get a little bit ahead of budget, you probably have to work yourself back to the budget line just because costs are a little bit higher on the capital side.
I think in the current environment, I think people have a good handle on how to budget. I think they're expecting less volatility around cost of capital. And so I think there's more confidence as they move into next year as they execute their plans. Now, there's no guarantees, but I think when we highlighted this issue last year, I think we more or less had a view that was borne out by how the year played out, and we're feeling good about, you know, the view that we have now.

Avi Jaroslawicz
Analyst, UBS

Got it. Okay. Appreciate that. And then, in terms of what you're seeing in the supply chain and labor force, so continued to call out limited equipment availability. Has that actually been a constraint on growth or a generalized risk statement? How should we think about that? And it's also on your -- how's the ability to ramp up labor been?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I think it's a generalized risk. We have been -- we have done a good job of managing through that risk, so I wouldn't say that we've been constrained. That may not be true for everybody in our industry. And you know, right now, as of the end of October, we have a little over $100 million worth of equipment on order and we’ll be pleased when it comes in. And we continue to place new orders so that we can support the growth in the business that we see.

Avi Jaroslawicz
Analyst, UBS

Got it. Appreciate it. Thanks.

Operator

Thank you. One moment, please. And our next question will come from Alan Mitrani from Sylvan Lake Asset Management. Your line is open.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Hi. Thank you. Can you give us a sense of where CapEx will be in the next -- for the rest of the year and into next year, gross and net?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, Alan, on a gross basis, it was a little over $60 million in the quarter. Now, we had a good quarter for proceeds, so it was less than we expected on a net basis. It's a little bit hard for us to forecast based on timing. We have a lot on order. But I would say, Alan, it's probably somewhat less than what our original expectation was for the year, not because we don't need it, but we're taking it in as quickly as we can get it.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

And where do you think gross CapEx could be for the next year in terms of growth and how much Bigham might - you might need to upgrade some of their CapEx?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, I don't see anything beyond what our historical relationships have been. If we can grow faster, we'll buy more.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Can you talk about -- thank you, I appreciate that -- can you talk about, you seem very confident about the government programs I guess that are coming in finally after the normal bureaucratic delays. Is that what's lending - giving you a lot of confidence in terms of the outlook going forward, besides the customers obviously getting used to the cost of capital and just sort of adjusting?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I mean Alan, I think what I’d start with is we have the impacts of earlier vintage federal programs that are impacting the business today, such as RDOF, ARPA, and CARES Act. We have state broadband funds that are separate and apart from federal dollars that are in the business. And so we continue to see -- we see BEAD and other programs as a continuation of an increasing trend, not necessarily as a new trend in and of themselves. I mean, this is a big movement. There's lots of capital being deployed.

Sometimes we'll work for customers where a single project will have a state funding source and a federal RDOF source. And in fact, one of our customers just relayed on a recent earnings call that above and beyond what they had originally identified for eligible passings, which for this customer was about 1.1 million for RDOF, they had found 300,000 adjacent passings that were enabled by the RDOF program. So, I don't know if you call that federal, state, private capital. It just is up and to the right for rural broadband.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Are you able to tell how much of your current revenues or incremental revenues are related to some of these programs or does it come through just general MSAs and other work so it's hard to tell?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

It's a mix, Adam – or excuse me, Alan. It's a mix. Some we can see. Some the customers won't tell us and we'll just see it flow through the actual MSA that we have with that customer.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Okay. Thank you.

Operator

Thank you. And I am showing no further questions from the phone lines and I'd like to turn the conference back over to Steven Nielsen for any closing remarks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, we thank everybody for your time and attendance this holiday week and wish you all and your families a happy Thanksgiving. And we'll talk to you at the end of February. Thank you.

Operator

Thank you. This concludes today's conference call. Thank you for your participation. You may now disconnect. Everyone, have a wonderful day.